Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259732 on Form S-8 and Registration Statement No. 333-268119 on Form S-3 of our report dated March 8, 2023, relating to the financial statements of Sovos Brands, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 8, 2023